Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

BIOLIFE4D CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Fees Previously Paid	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fees(2)
	Equity	Common Stock, $0.00001 par value per share (3)	457	(o)	—	—	$(1)	.0000927
	Equity	Warrants to purchase Common Stock(4)	457	(g)	—	—
	Equity	Pre-Funded Units(6)	457	(i)	—	—
	Equity	Underwriter’s Warrants to purchase Common Stock(4)	457	(g)	—	—
	Equity	Common Stock underlying Warrants	457	(g)	—	—	$(5)	.0000927
			Total Offering Amounts				$17,250,000	.0000927	$1,599.08
			Total Fees Previously Paid
			Total Fee Offsets

(1)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities registered hereby also include an indeterminate number of additional securities as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations, or other similar transactions.

(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price of the securities registered hereunder to be sold by the registrant.
(3)	Includes the aggregate offering price of additional shares of common stock and/or warrants that the underwriters have the option to purchase from the Registrant in this offering to cover overallotments, if any.
(4)	No registration fee is required pursuant to Rule 457(g) under the Securities Act.
(5)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended.
(6)	No separate fee is required pursuant to Rule 457(i) of the Securities Act. Each Pre-Funded Unit consists of (i) one pre-funded warrant to purchase one share of common stock and; (ii) one warrant to purchase one share of common stock.